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                                                                    EXHIBIT 23.2

                                                        Deloitte & Touche LLP
                                                        1 Place Ville Marie
                                                        Suite 3000
                                                        Montreal QC H3B 4T9
                                                        Canada

                                                        Tel: (514) 393-7115
                                                        Fax: (514) 390-4113
                                                        www.deloitte.ca

Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement on Form F-3 of Amdocs Limited of our report dated March 19, 2003 (except for Note 17, which is as of July 2, 2003), related to the consolidated financial statements of Certen Inc., as of and for the years ended December 31, 2001 and 2002, appearing in the Annual Report of Amdocs Limited on form 20-F, for the year ended September 30, 2003, filed with the Securities and Exchange Commission on December 24, 2003. We also consent to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Montreal, Quebec

April 7, 2004